EXHIBIT 99.1



NEWS RELEASE


                     DAVID R. PETERS JOINS APA OPTICS, INC.
                           AS CHIEF FINANCIAL OFFICER

MINNEAPOLIS (January 28, 2003) - APA Optics (Nasdaq/NM.APAT) today announced that David Peters has joined APA Optics as chief financial officer effective January 24, 2003. David holds a MBA from Carlson School of Management, is a member of Minnesota Society and American Institute of Certified Public Accountants and has more than 20 years of experience in various positions including senior auditor, controller and credit manager, and vice president of finance and operations. He has also served as a senior vice president and president of a privately held company.

APA Optics, Inc. manufactures and markets advanced products for the fiber optic communications, optoelectronics and laser industries, including Dense Wavelength Division Multiplexer (DWDM), ultraviolet (UV) detectors, Nitride epitaxial layers and custom optics. APA's Internet address is http://www.apaoptics.com.
                                                       ------------------------


APA Optics, Inc. Contact Information:
-------------------------------------

ANIL JAIN
CHIEF EXECUTIVE OFFICER
INFO@APAOPTICS.COM
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